EXHIBIT 5.1

Opinion of Andrew Massey

November 15, 2005

EFJ, Inc.

1440 Corporate Drive

Irving, Texas 75038

Re: Registration Statement on Form S-8; 900,000 shares of common stock, par value $0.01 per share.

Ladies and Gentlemen:

This opinion is rendered in connection with the registration of the offer and sale of up to 900,000 shares of common stock, par value $0.01 per share (the “Shares”), of EFJ, Inc., a Delaware corporation (the “Company”), under the Securities Act of 1933, as amended (the “Act”), by the Company on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on the date hereof (the “Registration Statement”).

I have reviewed such legal matters as I have deemed appropriate for the purpose of rendering this opinion. In addition, I have examined such matters of fact and questions of law as I have considered appropriate for purposes of this opinion. In connection with this opinion, I have examined and relied upon such records, documents, certificates, and other instruments as in my judgment are necessary or appropriate in order to express the opinions hereinafter set forth and have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals, and the conformity to original documents of all documents submitted as certified or photostatic copies.

Where factual matters relevant to such opinion were not independently established, I have relied upon representations of officers and responsible employees and agents of the Company.

I am rendering this opinion only under the General Corporation Law of the State of Delaware, and I express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware, any other laws.

Subject to the foregoing and the other matters set forth herein, it is my opinion that the Shares when issued, delivered and paid for as set for in the Registration Statement shall be validly issued, fully paid and non-assessable. This opinion is given as of the effective date of the Registration Statement and I assume no obligation to advise you of changes that may be hereafter brought to my attention.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to being named in the Prospectus included therein under the caption “Legal Matters” with respect to the matters stated therein without implying or admitting that I am an “expert” within the meaning of the Securities Act, or other rules and regulations of the Commission issued thereunder with respect to any part of the Registration Statement, including this exhibit.

Sincerely,

/s/ R. ANDREW MASSEY
R. Andrew Massey General Counsel